EXHIBIT 99.1
Leadis Technology Reports Second Quarter 2008 Results
SUNNYVALE, California – July 24, 2008 – Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of color display drivers, LED drivers, power management, audio and touch ICs for mobile consumer electronics devices, today announced results for the second quarter of 2008, ended June 30, 2008.
Q2 2008 Highlights
•	Leadis achieved ten new product design wins in the quarter, including two Tier 1 LED driver wins and its second design win utilizing the Epic™ technology for AM-OLED displays. In total, Leadis was awarded four new display driver program design wins, two new Audio design wins and four new LED/Power design wins.

•	Leadis announced sample availability of the first four products in its family of PureTouch™ products, including the world’s first capacitive touch controllers with an integrated haptics driver for use with mobile phone touch-input controls.

•	Leadis announced production availability and commencement of volume shipments of two display drivers, the LDS343, a QVGA LTPS LCD display controller, and the LDS342, a QVGA LTPS LCD display driver. Shipments now exceed one million units on each of these devices.
Financial Results
Second quarter revenue was $5.9 million, falling short of the company’s guidance of $7.0 million plus or minus 10%. Second quarter gross margin was 0%, with 2% gross margin on direct product sales offset by negative gross margin on NRE activity during the quarter. While the NRE activity generated a negative gross margin, these projects generate cash that offsets overall costs. Under generally accepted accounting principles (GAAP), second quarter net loss was $19.5 million, or $0.67 per basic share, as compared with the $10.1 million, or $0.35 per basic share, net loss reported in the previous quarter and the $6.1 million, or $0.21 per basic share, net loss reported in the second quarter of 2007. The loss in the second quarter of 2008 included a $9.4 million non-cash impairment charge for goodwill and other intangible assets originally recorded in connection with previous business acquisitions. The loss in the first quarter of 2008 included a $0.5 million charge for excess and obsolete inventory.
In addition to reporting GAAP results, the company reports non-GAAP results, which exclude share-based compensation expense per FAS 123(R), acquisition-related expenses, and goodwill and intangible impairment charges. Non-GAAP net loss for the second quarter of 2008 was $8.2 million, or $0.28 per basic share, as compared to a net loss of $8.3 million, or $0.28 per basic share, in the first quarter of 2008 and a net loss of $4.1 million, or $0.14 per basic share, in the second quarter of 2007. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.

The company reported cash, restricted cash and investments of $54 million as of June 30, 2008, which was $5.6 million lower than its balance as of March 31, 2008, due primarily to the second quarter net loss. Cash flow was favorably impacted by a tax refund of $2.5 million received during the second quarter.
Business Summary
“Second quarter revenue fell short of our guidance, also impacting gross margins,” said Mr. Tony Alvarez, President and CEO. “The shortfalls were primarily due to a slower than expected ramp rate in our display driver business.”
The company continues to focus on achieving design wins across its business areas, as well as expanding its line of analog and mixed-signal products. Design win progress and product introductions for the quarter included:
•	Leadis gained four new display driver design wins, including a second design utilizing its Epic™ technology designed to dramatically improve AM-OLED manufacturing yields and picture quality. The other design wins included one AM-OLED design, one TFT design and a timing controller product that will be utilized with Epic™ products.
•	The four LED/Power design wins included two designs with a Tier 1 mobile phone manufacturer utilizing the LDS8866, a high-efficiency multi-mode fractional charge pump with ultra low dropout voltage. These designs are expected to ramp into production in the third and fourth quarters. The other two design wins utilize Power management products added through the Acutechnology Semiconductor acquisition in December 2007.
•	Leadis added two Audio design wins, both for its industry-leading low power CODEC device, which are expected to begin shipping in the third quarter.
•	Leadis announced sampling of the LDS8620 and the LDS8621, a new family of inductorless 200mA, dual-output LED flash/lamp drivers. These products address portable LED lighting applications including LED flashlights, flash/lamp LEDs in video and camera cellphones, PDAs, smartphones and digital cameras.
•	Leadis announced sampling of a new Low Drop Out linear regulator (LDO) controller, the first new power management product announced resulting from the acquisition of Acutechnology. The LDS128P is part of a new family of LDO controllers designed to drive NMOS or NPN pass transistors.
•	Leadis signed two additional NRE contracts during the second quarter and has several additional NRE contracts committed and under contract negotiation. NRE contracts signed to date will generate over $1 million of cash during development of the projects.

Q3 2008 Outlook
“Our revenue outlook for the third quarter is mixed,” said Mr. Paul Novell, Executive Vice President of Marketing. “We expect revenue to remain approximately flat in the third quarter of 2008 as compared with the second quarter. Our newer display driver programs are not ramping as quickly as expected, resulting in a lower revenue outlook for the remainder of this year. We currently believe the slower ramps are the result of a softening consumer market, in particular for higher-end phones. On the positive side, we are gaining traction in our analog businesses with the Tier 1 LED driver design wins leading to expected shipment of hundreds of thousands of analog units in the third quarter. This is an important milestone even though these parts still only provide modest revenue.”
Based on information currently available to the company, expectations for the third quarter of 2008 are as follows:
•	Revenue is expected to be approximately flat at $5.9 million dollars in the third quarter of 2008.
•	Gross margin on product sales, which varies with product mix, selling price and unit costs, is expected to be approximately 8% in the third quarter.
•	Non-GAAP operating expenses are expected to be approximately flat with the second quarter at $8.9 million.
“Our revenue outlook for the second half of the year has dropped to reflect slower growth in display driver programs,” said Mr. Alvarez. “It follows that we will hold operating expenses roughly flat for the remainder of the year. We are pleased to win our first Tier 1 analog customer and will see stronger growth in analog sales as a result. Year to date we have earned a total of 20 design wins and have introduced over ten new products. While our near term revenue outlook is weak and we fully understand the challenges that we face, we remain confident that the acceleration of design wins and new product introductions will lead to a successful turnaround of the company’s financial results.”
Conference Call Today
Leadis will broadcast its conference call today, Thursday, July 24, 2008 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its second quarter 2008 earnings and provide additional guidance.
To listen to the call, dial 1-877-545-1488 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 3453123.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.

IR Contacts
John Allen, Chief Financial Officer
Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of portable and consumer electronics devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in portable consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including backlight units; power management ICs including LDOs, LDO controllers, shunt references, thermal switches, current regulators, and battery charger controllers; audio CODEC and FM transmitter ICs, which are integral components in portable media players and their associated aftermarket accessories; and touch controller ICs, which enable highly reliable touch-based input controls and attractive industrial design options for both mobile and non-mobile applications.
Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies.  Leadis management uses financial statements that exclude share-based compensation expense and the impact of purchase accounting expenses, including in-process research and development expenses, amortization of purchased intangible assets, impairment charges for goodwill and other intangible assets, and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses and charges in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes).  Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods.  These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions.  Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies.  The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP.   A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.

Cautionary Language
This press release contains forward-looking statements regarding the company’s business and financial outlook for the third quarter and remainder of the 2008 fiscal year based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” “targeted,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its business beyond display drivers, including efforts to develop and market LED drivers, power management ICs, audio CODEC’s and FM transmitters, and touch sensor technology products; risks related to the semiconductor and portable electronic industries; the company’s ability to keep up with technological change; risks associated with any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, in the sections titled Risk Factors and Forward-Looking Statements, which are available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30,	March 31,	June 30,
	2008	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$37,710	$39,450	$44,020
Restricted cash	2,461	2,418	2,530
Short-term investments	11,851	15,442	40,287
Accounts receivable, net	3,772	5,340	8,127
Inventory	4,659	1,706	5,635
Prepaid expenses and other current assets	2,483	5,070	3,874

Total current assets	62,936	69,426	104,473
Property and equipment, net	3,513	4,021	4,725
Goodwill and purchased intangible assets, net	107	10,466	7,335
Long term investments, net	2,307	2,607	—
Other assets	1,630	1,513	833

Total assets	$70,493	$88,033	$117,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,479	$5,331	$5,807
Taxes payable	80	1,109	254
Deferred margin	386	303	281
Other accrued liabilities	4,463	3,811	4,328

Total current liabilities	12,408	10,554	10,670
Long-term tax liabilities	2,684	2,957	2,689
Other noncurrent liabilities	901	937	1,159

Total liabilities	15,993	14,448	14,518

Stockholders’ equity:
Common stock and additional paid-in capital	109,815	109,354	109,134
Accumulated deficit	(55,315)	(35,769)	(6,286)

Total stockholders’ equity	54,500	73,585	102,848

Total liabilities and stockholders’ equity	$70,493	$88,033	$117,366

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007

Product revenue	$5,606	$5,551	$9,735	$11,157	$23,405
NRE revenue	307	56	—	363	—

Total revenue	5,913	5,607	9,735	11,520	23,405

Product cost of sales	5,483	5,577	8,678	11,060	20,976
NRE cost of sales	453	32	—	485	—

Total cost of sales	5,936	5,609	8,678	11,545	20,976
Gross profit	(23)	(2)	1,057	(25)	2,429

Research and development expenses	5,485	5,333	4,479	10,818	7,840
Selling, general and administrative expenses	4,306	4,699	3,608	9,005	6,832
Amortization of purchased intangible assets	848	848	627	1,696	836
Impairment of goodwill and other intangible assets	9,445	—	—	9,445	—
In process research and development	—	—	—	—	1,320

Total operating expenses	20,084	10,880	8,714	30,964	16,828

Operating loss	(20,107)	(10,882)	(7,657)	(30,989)	(14,399)
Interest and other income, net	340	797	1,085	1,137	2,323

Loss before benefit from income taxes	(19,767)	(10,085)	(6,572)	(29,852)	(12,076)
Benefit from income taxes	(221)	(10)	(506)	(231)	(552)

Net loss	$(19,546)	$(10,075)	$(6,066)	$(29,621)	$(11,524)

Basic and diluted net loss per share	$(0.67)	$(0.35)	$(0.21)	$(1.02)	$(0.39)

Shares used in computing basic and diluted per share amounts	29,221	29,015	29,376	29,118	29,354

LEADIS TECHNOLOGY, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
A. GAAP net loss	$(19,546)	$(10,075)	$(6,066)	$(29,621)	$(11,524)
Adjustment for stock-based compensation within:
Cost of sales	53	19	44	72	62
Research and development expenses	329	133	255	462	451
Selling, general and administrative expenses	229	572	480	801	917
Provision for income taxes	—	(218)	(83)	(218)	(226)
Adjustment for acquisition of business within:
Research and development expenses	164	198	394	362	530
Selling, general and administrative expenses	242	254	231	496	303
Amortization of purchased intangible assets	848	848	627	1,696	836
In-process research and development					1,320
Provision for income taxes	—	—	(20)	—	(36)
Adjustment for impairment of goodwill and other intangible assets	9,445	—	—	9,445	—

Non-GAAP net loss	$(8,236)	$(8,269)	$(4,138)	$(16,505)	$(7,367)

B. GAAP basic and diluted net loss per share	$(0.67)	$(0.35)	$(0.21)	$(1.02)	$(0.39)
Adjustment for stock-based compensation	0.02	0.02	0.02	0.04	0.04
Adjustment for acquisition of business	0.04	0.05	0.05	0.09	0.10
Adjustment for impairment of goodwill and other intangible assets	0.33	—	—	0.32	—

Non-GAAP basic and diluted net loss per share	$(0.28)	$(0.28)	$(0.14)	$(0.57)	$(0.25)

C. GAAP gross margin	-0.4%	0.0%	10.9%	-0.2%	10.4%
Adjustment for stock-based compensation	0.9%	0.3%	0.4%	0.6%	0.2%

Non-GAAP gross margin	0.5%	0.3%	11.3%	0.4%	10.6%

D. GAAP operating expenses	$20,084	$10,880	$8,714	$30,964	$16,828
Adjustment for stock-based compensation within:
Research and development expenses	(329)	(133)	(255)	(462)	(451)
Selling, general and administrative expenses	(229)	(572)	(480)	(801)	(917)
Adjustment for acquisition of business within:
Research and development expenses	(164)	(198)	(394)	(362)	(530)
Selling, general and administrative expenses	(242)	(254)	(231)	(496)	(303)
Amortization of purchased intangible assets	(848)	(848)	(627)	(1,696)	(836)
In-process research and development	—	—	—	—	(1,320)
Adjustment for impairment of goodwill and other intangible assets	(9,445)	—	—	(9,445)	—

Non-GAAP operating expenses	$8,827	$8,875	$6,727	$17,702	$12,471